March 16, 2006

VIA FACSIMILE AND FEDERAL EXPRESS

Friedman, Billings, Ramsey Group, Inc.
1001 19th Street North
Arlington, Virginia 22209
Fax No.: (949) 477-3101

Re: Registration Rights Agreement

Ladies and Gentlemen:

Reference is made to that certain Registration Rights Agreement (the “Registration Rights Agreement”) dated as of February 14, 2005 by and between you, Milestone Advisors LLC and ECC Capital Corporation (the “Company” and “we”). Pursuant to Section 2(a) of the Registration Rights Agreement, we are required to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 relating to the offer and sale of certain securities held by you and certain other holders no later than 30 days following the one year anniversary of the date our registration statement on Form S-11 was declared effective by the Commission (such date, the “Filing Deadline”).

By executing this letter, you acknowledge and agree that the “Filing Deadline” as defined and used in the Registration Rights Agreement is extended to April 30, 2006. All other provisions of the Registration Rights Agreement will remain in effect as provided in the Registration Rights Agreement. Please indicate your agreement by executing this letter in the appropriate space indicated below.

Truly yours,

/s/ Steven G. Holder

Steven G. Holder
Chairman of the Board
and Co-Chief Executive Officer

Acknowledged and Agreed:

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

/s/ Richard J. Hendrix

By: Richard J. Hendrix
Its: President and Chief Operating Officer